Exhibit 10.52


$125,000,000.00                                                  July ____, 1999


           CONSOLIDATED, AMENDED AND RESTATED SECURED PROMISSORY NOTE

         THIS CONSOLIDATED AMENDED, AND RESTATED SECURED PROMISSORY NOTE is made as of July __, 1999 (this "Note"), by the undersigned, METROPOLITAN 810 7TH AVE, LLC, a limited liability company organized under Delaware Law ("810 LLC") having an address at 10 East 50th Street, 27th Floor, New York, New York 10022 and 100 WALL COMPANY LLC, a limited liability company organized under Delaware Law ("100 LLC"), having an address at 10 East 50th Street, 27th Floor, New York 10022, jointly and severally, as maker (810 LLC and 100 LLC are collectively hereinafter referred to as "Borrower"), in favor of MONUMENTAL LIFE INSURANCE COMPANY, a Maryland corporation, having an address at c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5443 as payee (hereinafter referred to as "Lender").

R E C I T A L S:
- - - - - - - -

                  810 LLC and 100 LLC, respectively, are the obligor under those certain promissory notes (collectively, the "Existing Notes") described on Exhibit A-1 annexed hereto and made a part hereof in the aggregate unpaid principal amount as of the date hereof of $125,000,000.00 (the "Existing Indebtedness").

                  The Existing Notes are secured by those certain mortgages (collectively, the "Existing Mortgages") described on Exhibit A-2 annexed hereto and made a part hereof in the aggregate unpaid principal amount of $125,000,000.00.

                  Lender is the holder of the Existing Notes and the Existing Mortgages.

                  On the date hereof, Borrower and Lender are spreading, consolidating, modifying and amending the Existing Mortgages pursuant to a certain Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement.

                  Borrower and Lender desire to combine, consolidate, coordinate and amend and restate in its entirety the Existing Indebtedness evidenced by the Existing Notes, all on the terms and conditions provided in this Note as hereinafter set forth.

                  Borrower and Lender agree that these Recitals are a material part of this Note.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                  Borrower and Lender acknowledge and agree that the Existing Notes, as consolidated, constitute a single indebtedness in the principal amount of ONE HUNDRED TWENTY-FIVE MILLION and 00/100 DOLLARS ($125,000,000.00) as evidenced by this Note.

                  From and after the date hereof, the terms, covenants and provisions of the Existing Notes are hereby modified, consolidated, coordinated, amended and restated in their entirety so that henceforth the terms, covenants and provisions of this Note shall supersede those of the Existing Notes.

                  Neither this Note nor anything contained herein shall be construed as a substitution or novation of Borrower's indebtedness to Lender or of the Existing Notes, all of which shall remain in full force and effect, as hereby confirmed, modified, consolidated, coordinated, amended and restated in their entirety.

NOW, THEREFORE, FURTHER, FOR VALUE RECEIVED, Borrower, jointly and severally, promises to pay $125,000,000.00, together with interest according to the terms of this secured promissory note (the "Note"), to the order of Monumental Life Insurance Company, a Maryland corporation (together with any future holder, the "Lender"), c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5443.

1.       CONTRACT INTEREST RATE

      The principal balance of this Note shall bear interest at the rate of Seven and seventy-three one-hundredths percent (7.73%) per annum (the "Note Rate"). Interest shall be calculated on the basis of a 360-day year and computed each month in arrears on the basis of a 30-day month.

2.       SCHEDULED PAYMENTS

2.1      PREPAYMENT OF INTEREST FOR THE MONTH OF FUNDING

         On the date of the funding of the loan evidenced by this Note, Borrower shall prepay interest due from the date of the funding through and including the last day of July, 1999.

2.2      MONTHLY PRINCIPAL AND INTEREST PAYMENTS

         On the first day of September, 1999 and on the first day of each subsequent calendar month through July, 2009, Borrower shall pay an installment in the amount of $942,520.24. Monthly installments of principal and interest shall be made when due, regardless of the prior acceptance by the Lender of unscheduled payments.

2.3      FINAL PAYMENT

         ThisNote and the loan it evidences (the "Loan") shall mature on the first day of August, 2009 (the "Maturity Date"), when the Borrower shall pay its entire principal balance, together with all accrued interest and any other amounts owed by the Borrower under this Note or under any of the other documents entered into now or in the future in connection with the loan evidenced by this Note (the "Loan Documents").

3.       BALLOON PAYMENT ACKNOWLEDGEMENT

         The Borrower acknowledges that the scheduled monthly installments referred to in Subsection 2.2 will not amortize fully the principal sum of this Note over its term, resulting in a "balloon" payment at maturity. Any future agreement to extend the Note or refinance the indebtedness it evidences may be made only by means of a writing executed by a duly authorized officer of the Lender.

4.       APPLICATION OF MONTHLY PRINCIPAL AND INTEREST PAYMENTS

         When the Lender receives a monthly principal and interest payment, the Lender shall apply it first to interest in arrears for the previous month and then to the amortization of the principal amount of the Note, unless other amounts are then due under the Note or the other Loan Documents. If other amounts are due when a payment is received, the Lender shall apply the payment first to accrued interest and then, at its discretion, to either those other amounts or to principal.

5.       DEFAULT INTEREST

         If a Default exists (as defined in Section 8 below) the outstanding principal balance of this Note shall, at the option of Lender, bear interest at a rate (the "Default Rate") equal to the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum rate allowed by law. If a court of competent jurisdiction determines that any interest charged has exceeded the maximum rate allowed by law, the excess of the amount collected over the legal rate of interest will be applied to the indebtedness as a principal prepayment without premium, retroactively, as of the date of receipt.

6.       LATE CHARGE

         Borrower shall pay a late charge equal to five percent (5%) of the amount of each scheduled monthly principal and interest payment that is not received by Lender on or before the tenth day of the calendar month in which it is due. Late charges shall be paid on or before the tenth day of the calendar month following the month during which they accrue. Interest on unpaid late charges shall, at Lender's discretion, accrue at the Note Rate beginning on the first day of the calendar month following their accrual.

7.       PREPAYMENT

         This Note is closed to prepayment during the first two (2) years of its term. Thereafter, the principal balance of this Note may be prepaid, in whole or in partial prepayments of not less than $1,000,000.00 each, upon not less than fifteen (15) days' prior written notice to the Lender (except that, during the last 120 days prior to the Maturity Date, if the Borrower shall request a satisfaction of the Mortgage, rather than an assignment of the Loan, in lieu of the fifteen days notice described above, notice of not less than five (5) Business Days shall instead be permitted). At the time of any prepayment, the Borrower shall pay all accrued interest on the principal balance of the Note and all other sums due to the Lender under the Loan Documents. In addition, unless the prepayment occurs during the 120-day period immediately preceding the Maturity Date (in which event no prepayment premium shall be due and payable), the Borrower shall pay a prepayment premium equal to the greater of (a) one percent (1%) of the principal prepayment during the first seven years of the loan term and one-half of one percent (1/2%) of the principal prepayment during the final three years of the loan term or (b) the amount, calculated as described below, which the parties agree will compensate the Lender for the loss of its bargained-for investment (the "Yield Protection Amount"). The prepayment premium constitutes liquidated damages and is designed to compensate Lender for reinvestment and for its loss in yield if the prepayment is made at a time when reinvestment rates are lower than the Note Rate. The Borrower agrees that such liquidated damages are not a penalty but are a reasonable estimate in good faith of the actual damages sustained by the Lender as a result of such prepayment, which actual damages are impossible to ascertain with precision.

         Unless the one percent or one-half percent minimum prepayment premium, as the case may be, applies, the "Yield Protection Amount" is the amount by which the present value of scheduled Loan payments (the "Total Present Value") on the prepaid indebtedness exceeds the prepaid amount. To determine the Total Present Value, each of the scheduled payments to be made under the terms of the Note, including the "balloon" payment due at the Note's scheduled Maturity Date, shall be discounted to its present value as of the prepayment date from the date which is 120 days prior to the scheduled Maturity Date. For this purpose, the Lender shall use a discount rate equal to the interest rate on a hypothetical instrument which, assuming monthly compounding of interest, would produce a yield equal to the yield, as of the close of business on the date which is 10 Business Days before the date of prepayment, on a U.S. Treasury security selected by Lender (the "Treasury Instrument Yield") and having a maturity date as close as practicable to the date which is 120 days before the Maturity Date. Lender shall base its determination of the Treasury Instrument Yield on the yield on U.S. Treasury instruments, as published in the Wall Street Journal (or, if the Wall Street Journal is not then being published, or if no such reports are then being published in the Wall Street Journal, as reported in another public source of information nationally recognized for accuracy in the report of the trading of governmental securities). If no U.S. Treasury security matures on the exact date, the Lender shall interpolate the yield using the yield on the instrument whose maturity date most closely precedes the date which is 120 days prior to the Maturity Date, and the yield on the instrument whose maturity date most closely succeeds the date which is 120 days prior to the Maturity Date, weighting the yields to reflect the respective lengths of the period between the Maturity Date and the most closely preceding U.S. Treasury instrument maturity date and the Maturity Date and the most closely succeeding U.S. Treasury instrument maturity date. The sum of these present value amounts equals the Total Present Value of a prepayment in full. If the prepayment is a partial prepayment, the Total Present Value equals the sum of these present value amounts multiplied by a fraction, the numerator of which is the principal amount to be prepaid and the denominator of which is $125,000,000.

         No prepayment premium shall be charged on amounts attributable to insurance or condemnation proceeds applied to reduce the principal balance of the loan.

8.       DEFAULT

         A default on this Note ("Default") shall exist if (a) the Lender fails to receive any required installment of principal and interest on or before the tenth day of the calendar month in which it is due, (b) the Borrower fails to pay the matured balance of the Note on the Maturity Date or (c) a "Default" exists as defined in any other Loan Document. If a Default exists and the Lender engages counsel to collect any amount due under this Note or if Lender is required to protect or enforce this Note in any probate, bankruptcy or other proceeding, then any expenses incurred by the Lender in respect of the engagement, including the reasonable out of pocket fees and reimbursable expenses of counsel and including such costs and fees that are particular to any given proceeding, shall constitute indebtedness evidenced by this Note, shall be payable on demand, and shall bear interest at the Default Rate. Such fees and expenses include those incurred in connection with any action against Borrower for a deficiency judgment after a foreclosure sale of the Mortgage (defined below), including all of Lender's attorneys' fees, property appraisal costs and witness fees.

9.       ACCELERATION

         If a Default exists, the Lender may, at its option, without notice to Borrower, declare the unpaid principal balance of this Note to be immediately due and payable, together with all accrued interest on the indebtedness, all costs of collection (including reasonable attorneys' fees and expenses) and all other charges due and payable by Borrower under this Note or any other Loan Document.

10.      PREPAYMENT FOLLOWING ACCELERATION

         Any Default resulting in the acceleration of the indebtedness evidenced by this Note shall be presumed to be an attempt to avoid the provisions of Section 7 of this Note, which prohibit prepayment or condition the Lender's obligation to accept prepayment on the payment of a prepayment premium. Accordingly, if the indebtedness is accelerated, any amounts tendered to repay the accelerated indebtedness, or realized by the Lender through its remedies following acceleration, shall be subject to either (a) a premium equal to ten percent (10%) of the amount so tendered or realized, if it is tendered or realized during the first 24 full calendar months of the term of the Loan, or (b) the prepayment premium that would have been applicable under Section 7 (calculated from the date of acceleration through the Maturity Date), whichever is greater.

11.      SECURITY

         This Note is secured by, among other things, those certain mortgages which have been spread, consolidated and modified by that certain Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement (the "Mortgage") between Borrower and Lender, encumbering certain real property (the "Real Property") located in the City of New York, New York and granting a security interest in certain fixtures and personal property, and by an Absolute Assignment of Leases and Rents made by Borrower to Lender (the "Assignment"), assigning the landlord's interest in all present and future leases (the "Leases") of all or any portion of the real property encumbered by the Mortgage. Reference is made to the Loan Documents for a description of the security and rights of the Lender. This reference shall not affect the absolute and unconditional obligation of the Borrower to pay the indebtedness evidenced by this Note in accordance with its terms.

12.      RECOURSE TO BORROWER

         Lender agrees that it shall not seek to enforce any monetary judgment with respect to the indebtedness evidenced by this Note against Borrower and Lender shall not have recourse to Borrower or Borrower's assets, except through recourse to the Property (as defined in the Mortgage), unless the obligation from which the judgment arises is one of the "Carveout Obligations" defined in Section 13 or an obligation for which Borrower has voluntarily assumed recourse liability pursuant to the last sentence of Section 13 hereof.

13.      CARVEOUT OBLIGATIONS

         The "Carveout Obligations" are (i) the obligation to repay any portion of the indebtedness evidenced by this Note that arises from a "Carveout" (as defined below) (ii) the obligation to repay the entire indebtedness evidenced by this Note, if Lender's exculpation of the Borrower from personal liability under this Section has become void pursuant to the last paragraph of this Section 13, (iii) the obligation to indemnify Lender in respect of its actual damages suffered in connection with a Carveout, and (iv) the obligation to defend and hold Lender harmless from and against any claim, judgment, cause of action or proceeding arising from a Carveout. The "Carveouts" are:

                  (i) fraud or material written misrepresentation;

                  (ii) waste of the Property (which shall be defined to include damage, destruction or disrepair of the Real Property caused by a willful act or grossly negligent omission of the Borrower, but to exclude ordinary wear and tear in the absence of gross negligence);

                  (iii) misapplication of tenant security deposits, insurance proceeds or condemnation proceeds;

                  (iv) failure to pay property taxes, assessments or other lienable impositions, to the extent that amounts held by the Lender in escrow for the payment of such impositions and amounts held by any receiver or in any lock-box, or collected by Lender under the related Assignment, are insufficient for such payment, provided, however, that no such failure shall be considered to have occurred in respect of any period more than sixty (60) days after the Borrower has unconditionally offered to enter into the Lender's choice of either (A) an agreement to permit an uncontested foreclosure, or (B) an agreement to deliver a deed in lieu of foreclosure, in either case within sixty (60) days of the Lender's acceptance of the offer;

                  (v) failure to pay to Lender all rents, income and profits, net of reasonable and customary operating expenses, received in respect of a period when the Loan is in Default (as defined in the Mortgage);

                  (vi) the out-of-pocket expenses of enforcing the Loan Documents following Default, not including expenses incurred after the Borrower has agreed in writing to transfer the Real Property to the Lender by the Lender's choice of either an uncontested foreclosure or delivery of a deed in lieu of foreclosure;

                  (vii) terminating or amending a lease of the Real Property in violation of the Loan Documents;

                  (viii) any presence or release of hazardous substances;

                  (ix) any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses of any kind or nature, including the reasonable fees and expenses of counsel, which arise as a result of Borrower's failure to perform its obligations as tenant, including without limitation, payment of rent or taxes, pursuant to any
                         Air Rights Lease (as such term is defined in the Mortgage) or Borrower's failure to perform its obligations as sublandlord pursuant to any sublease of an Air Rights Lease;

                  (x) any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses of any kind or nature, including the reasonable fees and expenses of counsel, which arise as a result of the termination or expiration of any Air Rights Lease, whether by reason of Borrower's failure to timely exercise any right or option to renew any Air Rights Lease in accordance with the provisions of such Air Rights Lease, Borrower's default thereunder, or any other cause or circumstance; and

                  (xi) claims made, or causes of action commenced, by tenants at the Property known as 810 Seventh Avenue, resulting from the interruption of telephone service arising from damage to the Bell Atlantic equipment in the parking garage which occurred prior to the date hereof.

         The Lender's exculpation of the Borrower from personal liability for the repayment of the indebtedness evidenced by this Note shall be void without notice if Borrower (a) voluntarily transfers or encumbers the Property in violation of the Loan Documents, or (b) files a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, similarly affording relief from creditors), and has not offered, prior to the filing, to enter into the Lender's choice of either an agreement to permit an uncontested foreclosure, or an agreement to deliver a deed in lieu of foreclosure within sixty (60) days of the Lender's acceptance of the offer. After the Lender accepts such an offer, default by the Borrower in fulfilling the terms of the accepted offer shall trigger personal liability for the entire indebtedness. No such offer shall be conditioned on any payment by the Lender, on the release of any obligor from any Obligation (as defined in the Mortgage, or on any other concession. If the Borrower voluntarily assumes recourse liability under Loan Documents or other written agreements that expressly provide for such personal liability, such Loan Documents or written agreements, if any, shall not be subject to exculpation from personal liability to the extent provided therein.

14.      SEVERABILITY

         If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void. Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

15.      WAIVER

         The Borrower waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, dishonor and of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note. Without affecting the liability of Borrower under this Note, the Lender may release any of the Property, grant any indulgence, forbearance or extension of time for payment, or release any other person now or in the future liable for the payment or performance of any obligation under this Note or any of the Loan Documents.

         Borrower (i) waives any homestead or similar exemption; (ii) waives any statute of limitation; (iii) agrees that the Lender may, without impairing any future right to insist on strict and timely compliance with the terms of this Note, grant any number of extensions of time for the scheduled payments of any amounts due, and may make any other accommodation with respect to the indebtedness evidenced by this Note;
         (iv) waives any right to require a marshaling of assets; and (v) to the extent not prohibited by applicable law, waives the benefit of any law or rule of law intended for its advantage or protection as a debtor or providing for its release or discharge from liability under this Note, excepting only the defense of full and complete payment of all amounts due under this Note and the Loan Documents.

16.      VARIATION IN PRONOUNS

         All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

17.      WAIVER OF JURY TRIAL

         THE BORROWER AND LENDER WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AND LENDER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

18.      OFFSET RIGHTS

         In addition to all liens upon and rights of setoff against the money, securities, or other property of the Borrower given to the Lender by law, the Lender shall have a lien upon and, upon the occurrence of a Default, a right of setoff against all money, securities, and other property of the Borrower, now or hereafter in possession of or on deposit with Lender, whether held in a general or special account or deposit, or safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon, or notice to the Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Lender.

19.      COMMERCIAL LOAN

         The Borrower hereby represents and warrants to the Lender that the Loan was made for commercial or business purposes, and that the funds evidenced by this Note will be used solely in connection with such purposes.

20.      GOVERNING LAW

         This Note shall be construed and enforced according to, and governed by, the laws of New York without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

21.      TIME OF ESSENCE

         In the performance of the Borrower's obligations under this Note, time is of the essence.

22.      NO ORAL AGREEMENTS

         THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE
         CONTRADICTED  OR  VARIED  BY  EVIDENCE  OF  PRIOR,  CONTEMPORANEOUS  OR
         SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.

23.      LIMIT OF VALIDITY.

         The provisions of this Note and of all agreements between Borrower and Lender, whether now or existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance or retention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 23 will control all agreements between Borrower and Lender.

IN WITNESS WHEREOF, the Borrower has executed this Note and affixed its seal as of the date first above written.

                                            METROPOLITAN 810 7TH AVE, LLC, a
                                            Delaware limited liability company

                                            By: Metropolitan 810 7th AVE MM,
                                            LLC, a Delaware limited liability
                                            company, its Managing Member

                                            By: METROPOLITAN OPERATING
                                            PARTNERSHIP, L.P., a Delaware
                                            limited  partnership, its Managing
                                            Member

                                            By:  Metropolitan Partners LLC, a
                                            Delaware limited liability company,
                                            its General Partner

                                            By:  _________________________[SEAL]
                                            Name:
                                            Title:

                                            100 WALL COMPANY LLC, a Delaware
                                            limited liability company

                                            By: 100 WALL MM LLC, a Delaware
                                            limited liability company,
                                            its Managing Member

                                            By: METROPOLITAN OPERATING
                                            PARTNERSHIP, L.P., a Delaware
                                            limited partnership, its Managing
                                            Member

                                            By:  Metropolitan Partners LLC, a
                                                 Delaware limited liability, its
                                                 General Partner


                                            By:  _________________________[SEAL]
                                            Name:
                                            Title:

                                   EXHIBIT A-1

                                 Existing Notes

Building Loan Mortgage Note dated February 21, 1969 made by 810 Seventh Corp. to the order of Bankers Trust Company in the principal amount of $20,000,000.00.

Mortgage Note dated June 22, 1971, made by Abraham Sommer to the order of K.A.T.H. Properties Corp. in the principal amount of $244,500.00.

Mortgage Note dated June 22, 1971 made by Abraham Sommer to the order of K.A.T.H. Properties Corp. in the principal amount of $2,755,500.00.

Mortgage Note dated October 23, 1997 made by 810 Partners, LLC to the order of Credit Suisse First Boston Mortgage Capital LLC in the principal amount of $49,465,508.29.

Amended, Restated and Consolidated Mortgage Note dated October 23, 1997 made by 810 Partners LLC to the order of Credit Suisse First Boston Mortgage Capital LLC in the principal amount of $60,000,000.00.

Gap Note dated  December  31, 1997 made by 810 7th Avenue,  L.P. to the order of
Credit Suisse First Boston Mortgage Capital LLC in the principal amount of $40,000,000.00.

Consolidated, Amended and Restated Mortgage Note dated December 31, 1997 made by 810 7th Avenue, L.P. to the order of Credit Suisse First Boston Mortgage Capital LLC in the principal amount of $100,000,000.00.

Consolidated, Amended and Restated Mortgage Note dated March 1, 1999 made by Tower Realty Operating Partnership, L.P. to the order of Fleet National Bank, as administrative agent, among others, as therein set forth, in the principal amount of $60,000,000.00.

Split Mortgage Note dated March 1, 1999 made by Tower Realty Operating Partnership, L.P. to the order of Merrill Lynch Capital Corporation in the principal amount of $16,500,000.00.

Split Mortgage Note dated March 1, 1999 made by Tower Realty Operating Partnership, L.P. to the order of Keybank, National Association in the principal amount of $7,500,000.00.

Split Mortgage Note dated March 1, 1999 made by Tower Realty Operating Partnership, L.P. to the order of First American Bank Texas, S.S.B. in the principal amount of $6,000,000.00.

Split Mortgage Note dated March 1, 1999 made by Tower Realty Operating Partnership, L.P. to the order of Societe Generale in the principal amount of $7,500,000.00.

Split Mortgage Note dated March 1, 1999 made by Tower Realty Operating Partnership, L.P. to the order of Bank One Arizona, N.A. in the principal amount of $7,500,000.00.

Split Mortgage Note dated March 1, 1999 made by Tower Realty Operating Partnership, L.P. to the order of Nationsbank, N.A. in the principal amount of $7,500,000.00.

Split Mortgage Note dated March 1, 1999 made by Tower Realty Operating Partnership, L.P. to the order of Fleet National Bank in the principal amount of $7,500,000.00.

Mortgage Note dated July ___, 1999 made by Metropolitan 810 7th Ave, LLC and 100 Wall Company, LLC to the order of Monumental Life Insurance Company in the principal amount of $65,000,000.00.

Consolidated, Amended and Restated Secured Promissory Note dated July ___, 1999 made by Metropolitan 810 7th Ave, LLC and 100 Wall Company, LLC to the order of Monumental Life Insurance Company in the principal amount of $125,000,000.00.

                                   EXHIBIT A-2

                               Existing Mortgages

1. Mortgage made by 810 Seventh Corp. to Bankers Trust Company, in the amount of $20,000,000.00, dated February 21, 1969 and recorded on February 26, 1969 in Reel 132 Page 488.

         (a) Assignment of Mortgage from Bankers Trust Company to the New York State Teachers' Retirement System dated December 20, 1972 and recorded on December 22, 1972 in Reel 263 Page 39. Assigns mortgage 1.

2. Leasehold Mortgage made by Abraham Sommer to K.A.T.H. Properties Corp., in the amount of $244,500.00, dated June 22, 1971 and recorded on 6/24/71 in Reel 208 Page 454.

         (a) As corrected by Mortgage Correction Agreement dated as of December 18, 1972 and recorded December 22, 1972 in Reel 263 Page 15.

         (b) Assignment of Mortgage from K.A.T.H. Properties Corp. to New York State Teachers' Retirement System dated December 19, 1972 and recorded on December 22, 1972 in Reel 263 Page 33. Assigns mortgage 2.

3. Leasehold Mortgage made by Abraham Sommer to K.A.T.H. Properties Corp., in the amount of $2,755,500.00, dated June 22, 1971 and recorded on June 24, 1971 in Reel 208 Page 462.

         (a) As corrected by Mortgage Correction Agreement dated as of December 18, 1972 and recorded December 22, 1972 in Reel 263 Page 21.

         (b) Assignment of Mortgage from K.A.T.H. Properties Corp. to New York State Teachers' Retirement System dated December 19, 1972 and recorded on December 22, 1972 in Reel 263 Page 27. Assigns mortgage 3.

         (c) Consolidation and Extension Agreement between 810 Seventh Corp. and New York State Teachers' Retirement System dated as of December 20, 1972 and recorded on January 4, 1973 in Reel 264 page 513. Consolidates mortgage nos. 1, 2 and 3 to form a single lien in the amount of $23,000,000.00 and spreads said lien to cover the Air Rights Lease recorded in Record Liber 294 Page 49, Record Liber 294 Page 70, Record Liber 185 Page 27 and Liber 4940 Page 609.

         (d) Assignment of Mortgage from New York State Teachers' Retirement System to Credit Suisse First Boston Mortgage Capital LLC dated as of October 23, 1997 and recorded 4/15/98 in the Office of the City Register, New York County in Reel 2563 at Page 1085. Assigns mortgages 1 to 3, as consolidated.

4. Gap Mortgage made by 810 Partners LLC to Credit Suisse First Boston Mortgage Capital LLC, in the amount of $49,465,508.29, dated as of October 23, 1997 and recorded 4/15/98 in the Office of the City Register, New York County in Reel 2563 at Page 1093.

         (a) Mortgage Consolidation, Modification and Extension Agreement between Credit Suisse First Boston Mortgage Capital LLC and 810 Partners LLC dated as of 10/23/97 and recorded 4/15/98 in the Office of the City Register, New York County in Reel 2563 at Page 1101. Consolidates mortgages nos. 1 to 4 into one lien of $60,000,000.00.

5. Gap Mortgage made by 810 7th Avenue, L.P. to Credit Suisse First Boston Mortgage Capital LLC in the amount of $40,000,000.00, dated December 31, 1997 and recorded July 9, 1998 in the Office of the City Register, New York County in Reel 2615 at Page 1780.

6. Mortgage Consolidation, Modification, Extension and Security Agreement between Credit Suisse First Boston Mortgage Capital LLC and 810 7th Avenue, L.P. dated as of December 31, 1997 and recorded July 9, 1998 in the Office of the City Register, New York County in Reel 2615 at Page 1793. Consolidates mortgages nos. 1 to 5 into one lien of $100,000,000.00.

         Which mortgage was assigned by Credit Suisse First Boston Mortgage Capital LLC to Norwest Bank Minnesota, National Association, As Trustee Under The Pooling and Servicing Agreement Dated June 12, 1998 For The Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-FL1 (successor in interest to Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company) dated June 29, 1998 and recorded on April 7, 1999 in the Office of the City Register, New York County in Reel 2850 at Page 2380. Assigns mortgages nos. 1 to 5 as consolidated by mortgage consolidation no. 6.

         Which mortgage was further assigned by Norwest Bank Minnesota, National Association, as trustee to Fleet National Bank, a national banking association, as administrative agent, by Assignment of Mortgage dated February 23, 1999 and recorded on April 7, 1999 in the Office of the City Register, New York County in Reel 2850 at Page 2393. Further assigns mortgages nos. 1 to 5 as consolidated by mortgage consolidation no. 6.

7. Which mortgage was amended and restated by a certain Amended and Restated Mortgage Agreement by Tower Realty Operating Partnership, L.P., a Delaware limited partnership, in favor of Fleet National Bank, a national banking association, as administrative agent, dated as of
         March 1,  1999 and  recorded  April 7,  1999 in the  Office of the City
         Register,  New  York  County  in Reel  2850 at Page  2413.  Amends  and
         restates mortgages nos. 1 to 5 as consolidated by mortgage consolidation no. 6.

8. Assignment of Mortgage from Fleet National Bank, as administrative agent, to UBS AG, Stamford Branch, as administrative agent, dated as of May 20, 1999, and recorded on June 16, 1999 in Reel 2894, Page 1786. Assigns mortgages 1 to 7.

9. Assignment of Mortgage from USB AG, Stamford Branch, as administrative agent, to Monumental Life Insurance Company, dated July __, 1999 and intended to be recorded immediately following the execution and delivery hereof.

10. Mortgage (Fee and Leasehold) made by Metropolitan 810 7th Ave, LLC and 100 Wall Company, LLC to Monumental Life Insurance Company, in the amount of $65,000,000.00, dated July ___, 1999 and intended to be recorded immediately following the recordation of the Assignment described in No. 9 above.

11. Agreement of Spreader, Consolidation and Modification of Mortgage and Security Agreement (Fee and Leasehold) made by Metropolitan 810 7th Ave, LLC and 100 Wall Company, LLC to Monumental Life Insurance Company, in the amount of $125,000,000.00, dated July ___, 1999 and intended to be recorded immediately following the recordation of the Mortgage described in No. 10 above.

                                      -3-